UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2015

GOLDEN QUEEN MINING CO. LTD.
(Exact name of registrant as specified in its charter)

0-21777
(Commission File Number)

British Columbia, Canada	Not Applicable
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

#2300 – 1066 West Hastings Street, Vancouver, British Columbia, Canada, V6E 3X2
(Address of principal executive offices) (Zip Code)

(778) 373-1557
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual General Meeting of the holders of common shares of Golden Queen Mining Co. Ltd. held on June 3, 2015, the shareholders voted on the following matters:

1.	Fixing the Number of Directors at Five. The shareholders approved the number of directors to be fixed at five.

For: 66,262,303
Against: 486,789
Non-votes: 112,391

2.	Election of Directors. The following nominees were elected as directors to serve until the next annual general meeting of the shareholders:

H. Lutz Klingmann:	For:	35,875,917
	Withheld:	455,224
	Non-votes:	30,530,342

Thomas Clay::	For:	35,873,037
	Withheld:	458,104
	Non-votes:	30,530,342

Bryan A. Coates:	For:	35,887,365
	Withheld:	443,776
	Non-votes:	30,530,342

Bernard Guarnera:	For:	35,875,537
	Withheld:	455,604
	Non-votes:	30,530,342

Guy Le Bel:	For:	35,863,437
	Withheld:	467,704
	Non-votes:	30,530,342

3.

Appointment of Auditors. The shareholders approved the appointment of BDO Canada LLP, Chartered Accountants as auditors of the Company for the fiscal year ending December 31, 2015 at a remuneration to be fixed by the directors.

For: 66,101,916
Withheld: 759,567
Non-votes: 0

4.

Approval of Unallocated Stock Options. The shareholders approved all unallocated entitlements issuable under the Stock Option Plan until the date that is three (3) years from the date hereof, being June 3, 2018.

For: 35,002,318
Against: 1,328,823
Non-votes: 30,530,342

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golden Queen Mining Co. Ltd.
Date: June 3, 2015	(Registrant)

/s/ Lutz Klingmann
Lutz Klingmann, President